Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
REMY INTERNATIONAL, INC.
(a Delaware corporation)

ARTICLE I
OFFICES
The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS MEETINGS
Section 2.1    Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with these Bylaws at such date, time and place, if any, as may be fixed by resolution of the Board of Directors of the Corporation from time to time. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Any other proper business may be transacted at an annual meeting.
Section 2.2    Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by (i) the Chief Executive Officer, (ii) the President, (iii) the Chairman, if any, (iv) pursuant to a resolution approved by a majority of the Board of Directors, or (v) by the holders of a majority of the outstanding stock of the Corporation. The business transacted at a special meeting of stockholders shall be limited solely to matters relating to the purpose or purposes stated in the notice of meeting.
Section 2.3    Notice of Meetings. A written notice of each annual or special meeting of stockholders shall be given stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting, personally, by mail or, to the extent and in the manner permitted by applicable law, electronically. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
Section 2.4    Adjournments. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. At the reconvened meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the reconvened meeting in accordance with Section 2.3.
Section 2.5    Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. Except as provided in this Section 2.5 or by law or the Certificate of Incorporation, no business may be lawfully transacted at a meeting of the stockholders unless a quorum is present. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 2.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

Section 2.6    Conduct; Remote Communications.
(a)    Meetings of stockholders shall be presided over by the Chairman, if any, or if there is none or in his or her absence, by the President or the Chief Executive Officer, or in his or her absence, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
(b)    If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 2.7    Voting. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each outstanding share of Common Stock.
(a)    Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of stock having a majority of the votes that could be cast by the holders of all outstanding stock entitled to vote, voting as a single class, which are present in person or by proxy at such meeting. Unless otherwise provided in the Certificate of Incorporation directors shall be elected by a plurality of the votes cast in the election of directors. Each other matter to be acted upon shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on such question that are present in person or by proxy at the meeting, provided a quorum as defined in Section 2.5 is present at the meeting.
(b)    Stock of the Corporation standing in the name of another corporation and entitled to vote may be voted by such officer, agent or proxy as the bylaws or other internal regulations of such other corporation may prescribe or, in the absence of such provision, as the board of directors or comparable body of such other corporation may determine.
(c)    Stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting.
(d)    A stockholder whose voting stock of the Corporation is pledged shall be entitled to vote such stock unless on the transfer records of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee’s proxy, may represent such shares and vote thereon.

(e)    If voting stock is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, such act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one votes, but the vote is evenly split on any particular matter each faction may vote such stock proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the stock, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.
(f)    Stock held by the Corporation belonging to the Corporation, or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 2.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.
Section 2.8    Proxies.
(a)    Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.
(b)    A stockholder may authorize another person or persons to act for such stockholder as proxy by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature.
(c)    Any copy, facsimile telecommunication or other reliable reproduction of such a writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided, that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing.
Section 2.9    Fixing Date of Determination of Stockholders of Record.
(a)    In order that the Corporation may determine the stockholders entitled to (i) notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) receive payment of any dividend or other distribution or allotment of any rights, (iii) exercise any rights in respect of any change, conversion or exchange of stock, (iv) express consent to corporate action in writing without a meeting, or

(v) take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or the reconvention of an adjourned meeting if required by Section 2.4, shall, unless otherwise required by law, be not more than 60 nor less than 10 days before the date of such meeting; (2) in the case of a determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall be not more than 60 days before such action.
(b)    If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c)    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to the reconvention of any adjourned meeting as required by Section 2.4, but the Board of Directors may fix a new record date for the adjourned meeting.
Section 2.10    List of Stockholders Entitled to Vote. The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 2.11    Action by Consent of Stockholders.
(a)    Unless the power of stockholders to act by consent without a meeting is restricted or eliminated by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of each class having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

(b)    Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) signing such consent. Prompt notice of the taking of corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of persons to authorize or take the action were delivered to the Corporation in the manner required by this Section 2.11. All such written consents shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
(c)    Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Delivery of such copy, facsimile or other reproduction to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, such copy, facsimile or other reproduction of a consent in writing may be otherwise delivered to the principal place of business of the Corporation or to the Secretary if, to the extent and in the manner provided by resolution of the Board of Directors.
(d)    No written consent shall be effective to authorize or take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered to the Corporation in the manner required by this Section 2.11, written consents signed by a sufficient number of persons to authorize or take such action are delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. All such written consents shall be filed with the minutes of proceedings of the stockholders, and actions authorized or taken under such written consents shall have the same force and effect as those authorized or taken pursuant to a vote of the stockholders at an annual or special meeting.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1    Number. The number of directors which shall constitute the whole board shall consist of one or more directors, the initial number to be set by the incorporator and the number thereof to be determined from time to time by resolution of either the stockholders or the Board of Directors without further amendment to this section, provided, that, no such change in the number of directors may shorten the term of any incumbent director.
Section 3.2    Election; Resignation; Vacancies.
(a)    At each annual meeting of stockholders, the stockholders, voting as a single class, shall elect directors, each of whom shall hold office until the next annual meeting of stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
(b)    Any director may resign at any time by giving written notice to the Chief Executive Officer, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(c)    Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled after the termination or expiration thereof, by a majority of the remaining directors, or the single remaining director, although less than a quorum, or by a plurality of the votes cast in the election of directors at a meeting of stockholders. Each director elected to replace a former director shall hold office until the expiration of the term of office of the director whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. A director elected to fill a newly created directorship shall serve until the next annual meeting of stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Section 3.3    Regular Meetings. Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. If the stockholders shall act by written consent of stockholders in lieu of an annual meeting, as permitted by Section 2.11 of these Bylaws, a meeting of the Board of Directors shall be called as soon as practicable after such election for the purposes described in the preceding sentence. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.
Section 3.4    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, if any, the Chief Executive Officer, the President, or by any two members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.
Section 3.5    Organization. Meetings of the Board of Directors shall be presided over by the Chairman, if any, or if there is none or in his or her absence, by the Chief Executive Officer or President, or if he or she is also a director or in his or her absence, by a chairman chosen by a majority of directors present at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.
Section 3.6    Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 3.7    Committees. The Board of Directors may have a Director Selection Committee, Audit Committee and Compensation Committee as provided by resolution of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more additional committees (or committees with the same or similar duties as those set forth in the first sentence of this Section 3.7), each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in these Bylaws or in the resolution of the Board of Directors designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
Section 3.8    Telephonic Meetings. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.
Section 3.9    Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
Section 3.10    Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III of these Bylaws.
Section 3.11    Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.
Section 3.12    Interested Directors. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization that is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware (“DGCL”).
Section 3.13    Compensation. Unless otherwise restricted by the Certificate of Incorporation,

the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
OFFICERS
Section 4.1    Executive Officers; Election; Qualification; Term of Office. The Board of Directors shall elect a President and/or a Chief Executive Officer and may, if it so determines, elect a Chairman from among the members of the Board of Directors. The Board of Directors shall also elect a Secretary and may elect a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers and a Controller. Any number of offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
Section 4.2    Resignation; Removal; Vacancies. Any officer may resign at any time by giving written notice to the Chief Executive Officer, the Chairman, if any, or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.
Section 4.3    Powers and Duties of Executive Officers. Except as provided herein, in the Certificate of Incorporation, the officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
Section 4.4    Chairman. The Chairman, if there be a chairman, shall preside at all meetings of the shareholders, of the board of directors and of the executive committees, if any, and he shall have such other powers and duties as the board of directors may from time to time prescribe. The Chairman may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the Corporation.
Section 4.5    Chief Executive Officer. The Chief Executive Officer, if there be a Chief Executive Officer, shall in general supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the Corporation.

Section 4.6    President. The President along with the Chief Executive Officer of the Corporation, if there be a Chief Executive Officer, shall have the general direction of the affairs of the corporation except as otherwise prescribed by the Board of Directors. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President, if there be any, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
Section 4.7    Chief Operating Officer. The Chief Operating Officer, if there be a Chief Operating Officer, shall in general supervise and control all of the business operations of the Corporation, subject to the direction of the President along with the Chief Executive Officer of the Corporation, if there be a Chief Executive Officer. The Chief Operating Officer may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the Corporation.
Section 4.8    Secretary. In addition to such other duties, if any, as may be assigned to the Secretary by the Board of Directors, or the Chief Executive Officer, the Secretary shall (i) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be the custodian of the records and seal of the Corporation; (iv) affix or cause to be affixed the seal of the Corporation or a facsimile thereof, and attest the seal by his or her signature, to all certificates for shares of stock of the Corporation and to all other documents the execution of which under seal is authorized by the Board of Directors; and (v) unless such duties have been delegated by the Board of Directors to a transfer agent of the Corporation, keep or cause to be kept a register of the name and address of each stockholder, as the same shall be furnished to the Secretary by such stockholder, and have general charge of the stock transfer records of the Corporation.
Section 4.9    Assistant Secretary. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors or by the Chief Executive Officer, shall, in the absence or disability of the secretary, exercise the powers and perform the duties of the Secretary; and he or they shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.10    Vice President. In the absence of the Chief Executive Officer or President, or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall have all the powers and perform all the duties of the Chief Executive Officer or President. The Vice President shall perform, also, such other duties as may be assigned to him or her from time to time by the Board of Directors.
Section 4.11    Treasurer and Chief Financial Officer. The Treasurer and/or Chief Financial Officer of the Corporation shall keep full and correct account of receipts and disbursements in the book belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such banks of deposit as may be designated by the Board of Directors. He shall dispose of funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, whenever they may require it of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as may be assigned to him from time to time by the Board of Directors. If the Board of Directors chooses not to elect a Treasurer, the Chief Executive Officer shall perform the duties of the Treasurer.
Section 4.12    Assistant Treasurer. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers, in the order determined by the Board of Directors or by the Chief Executive Officer, shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer; and he or they shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.13    Controller. The Controller, if any, shall maintain the corporate books and records, prepare and monitor the operating budgets, financial plans and construction budgets, determine and pay the Corporation's tax liability, prepare the Corporation's insurance reports, and render an accounting of all his transactions as Controller and of the financial condition of the Corporation. He shall also perform such other duties as the President of the Corporation may from time to time prescribe.
Section 4.14    Assistant Controller. At the request of the Controller, or in his absence or inability to act, the Assistant Controller, or, if there be more than one, the Assistant Controller designated by the Controller, shall perform the duties of the Controller and when so acting shall have all the powers of and be subject to all the restrictions of the Controller. The Assistant Controllers shall perform such other duties as may from time to time be assigned to them by the President of the Corporation or the Controller.
ARTICLE V
STOCK CERTIFICATES AND TRANSFERS
Section 5.1    Certificate. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, if any, Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary or Treasurer or an Assistant Treasurer, of the Corporation, certifying the number of shares and class of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be facsimile, stamp or other imprint. In case any officer, transfer agent or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue. The Corporation shall be permitted to issue fractional shares.
Section 5.2    Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 5.3    Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.
Section 5.4    Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.
ARTICLE VI
NOTICES
Section 6.1    Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, (iii) delivering to a company for overnight or second day mail or delivery, or (iv) any other reliable means permitted by applicable law to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.
Section 6.2    Dispensation with Notice.
(a)    Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders has been given, and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting have been given to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.
(b)    Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.
Section 6.3    Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.
ARTICLE VII
INDEMNIFICATION
Section 7.1    Right to Indemnification.
(a)    Except as set forth in the Certificate of Incorporation, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 7.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors.
Section 7.2    Right to Advancement of Expenses. Except as set forth in the Certificate of Incorporation, and in addition to the right to indemnification conferred in Section 7.1, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VII or otherwise.
Section 7.3    Right of Indemnitee to Bring Suit. If a claim under Section 7.1 or Section 7.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.
Section 7.4    Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article VII shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.
Section 7.5    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 7.6    Indemnification of Other Persons. This Article VII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VII.
Section 7.7    Amendments. Any repeal or amendment of this Article VII by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these bylaws inconsistent with this Article VII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Section 7.8    Certain Definitions. For purposes of this Article VII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.
Section 7.9    Contract Rights. The rights provided to Covered Persons pursuant to this Article VII shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.
Section 7.10    Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE VIII
GENERAL
Section 8.1    Fiscal year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
Section 8.2    Seal. The Corporation may have a corporate seal. The corporate seal, if there be a corporate seal, shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
Section 8.3    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
Section 8.4    Amendment of Bylaws. These Bylaws may be altered or repealed, and new Bylaws made, by the Board of Directors, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.